AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

     This amendment (the “Amendment”) is made as of and effective this 30th day of May 2014, between CalAmp Corp. (the “Company”) and Michael Burdiek (“Executive”).

RECITALS:

     A. The Company and Executive are parties to that certain Employment Agreement originally dated as of May 27, 2011 and as previously amended on June 12, 2013 (the “Employment Agreement”), pursuant to which Executive is employed by the Company.

     B. The Company and Executive desire to amend the terms of the Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.	In accordance Section 1(e) and Section 9(f) of the Employment Agreement, the Employment Agreement is hereby further amended by this Amendment to extend the term for a period of two years, through May 30, 2016.

2.	Except as otherwise amended herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

3.	Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

     IN WITNESS WHEREOF, the parties above have executed this Amendment as of the date first written above.

/s/ Michael Burdiek
Michael Burdiek

CALAMP CORP.

/s/ A.J. Moyer
By:	A.J. “Bert” Moyer
Chairman of the Board